UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) December 19, 2011

HUB GROUP, INC.
(Exact name of registrant as specified in its charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

0-27754	36-4007085
(Commission File Number)	(I.R.S. Employer Identification No.)

3050 Highland Parkway, Suite 100
Downers Grove, Illinois 60515
(Address, including zip code, of principal executive offices)

(630) 271-3600
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 19, 2011, the Board of Directors met and appointed Mr. Jonathan P. Ward to be a director of the Company, effective January 1, 2012.  Mr. Ward will be a member of the Board’s Audit, Compensation and Nominating and Governance Committees.

Mr. Ward is an Operating Partner at Kohlberg & Co. and has been with that company since July 2009.  He was previously chairman of the Chicago office of Lazard Ltd. and managing director, Lazard Freres & Co., LLC, joining Lazard in November 2006.  Prior to Lazard, Mr. Ward was at The Service Master Company for five years, where he began as president and chief executive officer in 2001 and then became chairman and chief executive officer in 2002.  From 1997 to 2001, he was president and chief operating officer of R.R. Donnelley & Sons Company, a commercial printing company.  During his 23 years at R.R. Donnelley, he served in a variety of other leadership positions.  He earned a bachelor’s degree in Chemical Engineering from the University of New Hampshire and also has completed the Harvard Business School Advanced Management Program.  Mr. Ward is a member of the boards of directors of Sara Lee Corporation, United Stationers Inc. and KAR Auction Services.

In 2012, Mr. Ward will receive the standard outside director compensation of $75,000 in cash and 5,000 shares of restricted stock vesting ratably over a three year period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUB GROUP, INC.

DATE: December 21, 2011	/s/ Terri A. Pizzuto
By: Terri A. Pizzuto
Title: Executive Vice President, Chief Financial Officer
and Treasurer